EXHIBIT 11

                                Reed Smith LLP
                               435 Sixth Avenue
                          Pittsburgh, PA 15219-1886


                           _________________, 2005


The Trustees/Directors of
   Federated Equity Funds
   Federated Stock & Bond Fund, Inc.

5800 Corporate Drive
Pittsburgh, PA  15237-7000

      Re:  Legality of Shares Opinion

Ladies and Gentlemen:

      Each corporation or portfolio of a trust (each an "Acquiring Fund") (the corporation and trust shall be referred to as the "Federated Entities") listed on Annex A proposes to acquire the assets of a corresponding portfolio (each an "Acquired Fund") of the Vintage Mutual Funds, Inc. (the "Vintage Trust") listed on Annex A in exchange for shares of the corresponding Acquiring Fund ("Shares") pursuant to the Agreement and Plan of Reorganization dated _________, 2005 ("Agreement"), included as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

      As counsel we have reviewed the appropriate documents relating to the organization of each Federated Entity, their registration under the Investment Company Act of 1940, the registration of their securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-14 Registration. Specifically, we have examined and are familiar with the Declaration of Trust/Articles of Incorporation and Bylaws of the Federated Entities, and such other documents and records deemed relevant for the purpose of rendering this opinion. We have also reviewed questions of law as deemed necessary or appropriate by us for the purposes of this opinion.

      Based upon the foregoing, we are of the opinion that:

      1. Each Federated Entity is duly organized and validly existing pursuant to its Declaration of Trust/Articles of Incorporation.

      2. The Shares, which are currently being registered by the N-14 Registration, may be legally and validly issued in accordance with the Declaration of Trust/Articles of Incorporation upon receipt of consideration sufficient to comply with the provisions of the Declaration of Trust/Articles of Incorporation and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                                Very truly yours,



                                                Reed Smith LLP

                                   ANNEX A


Acquiring Fund                           Acquired Fund

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Federated Capital Appreciation Fund,     Vintage Equity Fund
a portfolio of Federated Equity Fund

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                                         Vintage Growth Fund
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Federated Stock & Bond Fund, Inc.        Vintage Balanced Fund
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